Exhibit 99.2

 For Immediate Release

Alexandria Real Estate Equities, Inc. Announces

Pricing of Public Offering of

$400,000,000 of Senior Notes due 2036

$600,000,000 of Senior Notes due 2054

PASADENA, Calif. — February 1, 2024 — Alexandria Real Estate Equities, Inc. (“Alexandria” or the “Company”) (NYSE: ARE) today announced that it has priced a public offering of $400,000,000 aggregate principal amount of 5.250% senior notes due 2036 and $600,000,000 aggregate principal amount of 5.625% senior notes due 2054 (collectively, the “notes”). Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Barclays Capital Inc., Mizuho Securities USA LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc. are acting as joint book-running managers in connection with the public offering, and BBVA Securities Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., Capital One Securities, Inc., Evercore Group L.L.C., Fifth Third Securities, Inc., Huntington Securities, Inc., PNC Capital Markets LLC, Regions Securities LLC, Samuel A. Ramirez & Company, Inc. and Truist Securities, Inc. are acting as co-managers in connection with the public offering.

The senior notes due 2036 were priced at 99.787% of the principal amount with a yield to maturity of 5.271%, and the senior notes due 2054 were priced at 99.943% of the principal amount with a yield to maturity of 5.627%. The notes will be unsecured obligations of the Company and fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P., an indirectly 100% owned subsidiary of the Company. The closing of the sale of the notes is expected to occur on or about February 15, 2024, subject to customary closing conditions.

The net proceeds from the notes will be used for general working capital and other general corporate purposes, which may include the reduction of the outstanding balance, if any, on the Company’s unsecured senior line of credit, the reduction of the outstanding indebtedness, if any, under the Company’s commercial paper program, the repayment of other debt and the selective development, redevelopment or acquisition of properties.

The notes are being offered pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s notes, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: Goldman Sachs & Co. LLC, Attn: Prospectus Department, at 200 West Street, New York, NY 10282, by toll-free telephone at (866) 471-2526, by fax at (212) 902-9316 or by email at prospectus-ny@ny.email.gs.com; BofA Securities, Inc., 201 North Tryon Street, NC1-022-02-25, Charlotte NC 28255-0001, Attn: Prospectus Department, Toll-free: 1-800-294-1322, E-mail: dg.prospectus_requests@bofa.com; Citigroup Global Markets Inc., c/o: Broadridge Financial Solutions, at 1155 Long Island Avenue, Edgewood, NY 11717, by toll-free telephone at (800) 831-9146 or by email at prospectus@citi.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, Attn: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone: 1-866-803-9204; or RBC Capital Markets, LLC, Attn: Syndicate Operations, at 200 Vesey Street, 8th Floor, New York, NY 10281, by toll-free telephone at (866) 375-6829, by fax at (212) 428-6308 or by email at rbcnyfixedincomeprospectus@rbccm.com.

About Alexandria Real Estate Equities, Inc.

Alexandria, an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since its founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech and advanced technology mega campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland and Research Triangle.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the Company’s offering of the notes and its intended use of the proceeds. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

CONTACT: Sara Kabakoff, Senior Vice President – Chief Content Officer, (626) 788-5578,

skabakoff@are.com

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